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                                                                   Exhibit 23.01
                                                                   -------------

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of At Home Corporation pertaining to the Kendara, Inc. 1999 Stock Plan and the 2000 Equity Incentive Plan, of our report dated January 19, 1999, with respect to the consolidated financial statements of At Home Corporation, included in its Annual Report on Form 10-K/A for the year ended December 31, 1998 filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP

Walnut Creek, California
February 28, 2000